Exhibit 3.93

State of California Kevin Shelley Secretary of State	File# 200436210139

LIMITED LIABILITY COMPANY	FILED
ARTICLES OF ORGANIZATION	In the office of the Secretary of State
of the State of California

DEC 23 2004
NOTE :	A limited liability company is not permitted to render
professional services.
/s/ KEVIN SHELLEY
KEVIN SHELLEY, SECRETARY OF STATE
A $70.00 filing fee must accompany this form.

IMPORTANT – Read instructions before completing this form	This Space For Filing Use Only

1.	name of the limited liability company (end the name with the words “limited liability company” “ltd. liability co.”, or the abbrevIations “llc” or “l.l.c.”)
Kimball Hill Villages, L.L.C.

2.	THE PURPOSE OF THE LIMITED LIABILITY COMPANY IS TO ENGAGE IN ANY LAWFUL ACT OR ACTIVITY FOR WHICH A LIMITED LIABILITY COMPANY MAY BE ORGANIZED UNDER THE BEVERLY-KILLEA LIMITED LIABILITY COMPANY ACT.

INITIAL AGENT FOR SERVICE OF PROCESS – If the agent is an individual, the agent must reside in California and both items 3 and 4 must be completed. If the agent is a corporation, the agent must have on file with the California Secretary of State a certificate pursuant to Corporations Code section 1505 and item 3 must be completed (leave item 4 blank)

3.	NAME OF THE INITIAL AGENT FOR SERVICE OF PROCESS	CT Corporation System

4.	IF AN INDIVIDUAL, THE ADDRESS OF THE INITIAL AGENT FOR SERVICE OF PROCESS IN CALIFORNIA

ADDRESS

CITY	STATE	CA	ZIP CODE

5.	THE LIMITED LIABILITY COMPANY WILL BE MANAGED BY : (CHECK ONLY ONE)

☒ ONE MANAGER
☐ MORE THAN ONE MANAGER
☐ ALL LIMITED LIABILITY COMPANY MEMBER(S)

6.	ADDITIONAL INFORMATION SET FORTH ON THE ATTACHED PAGES, IF ANY, IS INCORPORATED HEREIN BY THIS REFERENCE AND MADE A PART OF THIS CERTIFICATE.

7.	TYPE OF BUSINESS OF THE LIMITED LIABILITY COMPANY (FOR INFORMATIONAL PURPOSES ONLY)
8.	I DECLARE I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED.

/s/Hal H. Barber	December 22, 2004
SIGNATURE OF ORGANIZER	Date

Hal H. Barber, Vice President of Kimball Hill Home
Type or Print Name of Organizer

9.	RETURN TO:

NAME FIRM ADDRESS CITY/STATE ZIP CODE	Deborah S. Byerly, Paralegal Kimball Hill Homes 5999 New Wilke Road, Suite 504 Rolling Meadows, IL 60008
LLC-1 (REV 06/2004)	APPROVED BY SECRETARY OF STATE